Exhibit 10.1

STATE OF CALIFORNIA	DEPARTMENT OF GENERAL SERVICES
REAL ESTATE SERVICES DIVISION

BUILDING SPACE SUBLEASE

OF STATE-LEASED PROPERTY

SUBLEASE COVERING PREMISES LOCATED AT:	Sublease No.: 4680-001
3347 Michelson Drive
Irvine, CA 92612-1682

AGENCY	Project No.: 115756
Department of Transportation/
New Century Financial Corporation

THIS SUBLEASE (“Sublease”), dated June 23, 2005 for reference purposes only, by and between the State of California, acting by and through its Director of General Services as Lessor, hereinafter called DGS or STATE (“DGS” or “STATE”), and New Century Financial Corporation, a Maryland corporation, as Sublessee. This Sublease, as stated above, is actually a sublease that is subordinate and subject to the Standard Lease Form, dated July 10, 1998, as amended by that certain Amendment to Lease Amendment No. One dated March 1, 1999, that certain Amendment to Lease Amendment No. Two dated August 24, 1999, and that certain Amendment to Lease Amendment No. Three dated December 15, 1999 (the “Master Lease”), by and between DGS, as lessee, and Maguire Properties – Park Place, LLC, as successor-in-interest to Jamboree LLC, and hereinafter called the “Master Lessor.”

W I T N E S S E T H:

WHEREAS, under the Master Lease, the STATE hires from Master Lessor certain premises located at 3347 and 3355 Michelson Drive, in the city of Irvine, County of Orange, State of California, as more particularly described in the Master Lease (the “Premises”); and

WHEREAS, a copy of the Master Lease is attached hereto, and incorporated herein as EXHIBIT “1” and made a part of this Sublease by this reference; and

WHEREAS, the Master Lease provides that the STATE shall have the right to sublet any portion of the Premises with the prior written consent of Master Lessor; and

WHEREAS, the STATE wishes to sublease a portion of the Premises to Sublessee.

NOW THEREFORE, it is mutually agreed between the parties hereto as follows:

DESCRIPTION

1. STATE does hereby sublease to the Sublessee, and Sublessee hereby hires from STATE, the fourth (4th) floor of the building located at 3347 Michelsen Drive, Irvine, California (the “Building”), as more particularly described and outlined in blue on the attached EXHIBIT “2” Plan, Project No. 115756 dated June 23, 2005, consisting of one (1) page, hereby incorporated herein by this reference and made a part hereof (the “Subleased Premises”).

USE	2. Sublessee shall use the Subleased Premises during the term hereof for the purpose of general office use as appropriately conducted in an office setting and for the general business purposes.

The Subleased Premises shall be used by Sublessee during the term hereof for the purpose of general office uses as appropriately conducted in an office setting, and for no other purpose whatsoever. STATE will have no obligation to provide any program needs, including any supplies services and equipment, except as otherwise specified herein.

TERM

3. The term (“Term”) of this Sublease shall be for a period of approximately sixty-seven (67) months, commencing on the date that the Subleased Premises are delivered to Sublessee (the “Commencement Date”) and ending on February 28, 2011, with such rights of termination as are hereinafter expressly set forth. STATE (i) shall use commercially reasonable efforts to deliver the Subleased Premises to Sublessee on August 1, 2005, and (ii) shall give Sublessee at least two weeks’ prior written notice of the date upon which STATE will deliver the Subleased Premises to Sublessee.

TERMINATION

4. This Sublease Term shall be coterminous with the Master Lease if the Master Lease is terminated prior to the end of the Sublease Term. If the Master Lease is terminated then this Sublease shall terminate at the same exact time. STATE shall not voluntarily terminate or agree to terminate the Master Lease under any circumstances, except, however, that notwithstanding the foregoing, STATE shall be entitled to exercise the termination right described in Section 3 of the Master Lease, so long as STATE delivers to Sublessee written notice of such termination of the Master Lease and the corresponding termination of this Sublease at least sixty (60) days prior to the date on which such termination shall become effective.

RENT	5. SUBLESSEE shall make rental payments for the Subleased Premises monthly in advance, as follows:

MONTH	MONTHLY RENTAL PAYMENT
Month 1	$89,080.32
Months 2-16	$0
Months 17-19	$92,792.00
Months 20-31	$96,503.68
Months 32-43	$100,745.60
Months 44-End of Term	$110,800.01

Payments shall be made to: Department of Transportation Attn: Shu Yeh Accounting Office Cashiering P.O. Box 168719 Sacramento, CA 95816-8019
Rental payable hereunder for any period of time less than one month shall be determined by prorating the monthly rental herein specified based on the actual number of days in the month.

HOLDING OVER

6. In the event the Sublessee remains in possession of the Subleased Premises after the expiration of the Sublease Term, or any extension thereof with the express written consent of State, this Sublease shall be extended on a month to month basis subject to and coterminous with the Master Lease, subject to thirty (30) days’ termination by either party, and otherwise on the terms and conditions herein specified, except that the rent payable shall be 125% of the rent payable immediately preceding the termination date of this Sublease and any extensions thereof.

STATE offers and Sublessee accepts no assurance that the Subleased Premises or any other comparable space or facilities at the site described herein will be made available to Sublessee beyond the term stated above or as said term is reduced as provided herein.

SERVICES

7. STATE at STATE’s sole cost and expense, during the Term of this Sublease shall furnish the following services, utilities, and supplies to the Subleased Premises in accordance with the Sublease:

Electric, gas, sewer, trash disposal from a central receptacle, and water service, as described in Paragraph 13 of the Master Lease. Without limiting the foregoing, throughout the Term of this Sublease, STATE shall use all commercially reasonable efforts to cause Master Lessor to comply with all of its obligations under Paragraph 13 of the Master Lease.

All services to be provided by STATE shall be consistent with those that Master Lessor is required to provide to the Premises pursuant to the Master Lease.

Sublessee shall promptly reimburse STATE for any charges imposed by Master Lessor under the terms of the Master Lease for after-hours HVAC or other additional services or utilities provided to the Subleased Premises at the request of Sublesee.

During any period that rent due under the Master Lease for the portion of the Premises consisting of the Subleased Premises is abated due to an interruption in services or utilities to the Subleased Premises, monthly rent due under this Sublease shall also be abated.

JANITORIAL SERVICES

8. STATE at STATE’s sole cost and expense shall have or hire janitorial services sufficient to maintain the interior in a clean and well-maintained condition, including without limitation the janitorial service described in Paragraph 13.D. of the Master Lease.

REPAIR AND MAINTENANCE

9. During the Sublease Term, STATE shall maintain the Subleased Premises in good repair and tenantable condition, so as to minimize breakdowns and loss of the Sublessee’s use of the premises caused by deferred or inadequate maintenance, including:

(a.) Generally maintaining the Subleased Premises in good, vermin-free, operating condition and appearance.

(b.) Furnishing prompt, good quality repair of the building, equipment and appurtenances.

(c.) Furnishing preventative maintenance, including, but not limited to, manufacturer’s recommended servicing of equipment such as elevator (if any), heating, air conditioning and ventilating equipment and fixtures.

(d) All other requirements set forth in Paragraph 14 of the Master Lease.

STATE shall provide prompt repair or correction on any damage to the leased premises except damage arising from a willful or negligent act of the Sublessee’s agents, employees or invitees.

Sublessee is responsible for maintaining all personal property, including voice and data equipment, and support equipment within the Subleased Premises. Sublessee is solely responsible for all damage arising from willful or negligent acts of Sublessee’s agents, employees and invitees.

REMEDY

10. It is understood and agreed that all services, repairs, and utilities in paragraphs 7, 8, and 9 are subject to the service terms in the Master Lease and any amendments to Master Lease thereafter.

Sublessee’s sole remedy for any services, repairs, and utilities problems are per the Master Lease and amendments, or as otherwise expressly set forth in this Sublease. If this Sublease is terminated, Sublessee shall have no further remedy against the STATE for events occurring after such termination.

RECOVERY OF LEGAL FEES

11. If action is brought by either party for the recovery of any amounts due under the provisions hereof or for any breach hereof, or to restrain the breach of any agreement contained herein, or for the recovery of possession of said Subleased Premises, or to protect any rights given to such party against the other party, the losing party shall pay to the prevailing party such amount in attorney’s fees in said action as the court shall determine to be reasonable, which shall be fixed by the court as part of the costs of said action.

12. Intentionally omitted.

HOLD HARMLESS

13. The State of California is to be free from all liability and claims for damages by reason of any injury to any person or persons, including Sublessee, or property of any kind whatsoever and to whomsoever belonging, including Sublessee, from any cause or causes whatsoever while in or upon the Subleased Premises, or in any way connected to the Subleased Premises but not to the remainder of the Premises occupied by the STATE, during the Term of this Sublease or any occupancy hereunder, except to the extent arising out of the sole negligence of the STATE, or the STATE’s employees. Sublessee agrees to defend, indemnify and hold harmless the State of California from all liability, loss, cost or obligation on account of or arising out of any such injury or loss as described in the immediately preceding sentence, however occurring. Sublessee agrees to provide necessary workers’ compensation insurance for all employees of Sublessee upon said premises at the Sublessee’s own cost and expense.

INSURANCE

14. SUBLESSEE shall furnish a certificate of insurance with the STATE’s sublease number, as set forth on the first page of this Sublease, indicated on the face of said certificate, issued to STATE with amounts of commercial general liability of at least $1,000,000 per occurrence and fire legal liability of at least $500,000 naming the State of California, its officers, agents and employees as additional insureds. Said certificate of insurance shall be issued by an insurance company with a rating, which is reasonably acceptable to DGS, Office of Insurance and Risk Management. STATE reserves the right to review insurance requirements and adjust coverage limits, as required, over the term of the Sublease, so long as they are not greater than those typically required by other comparable Class A office building landlords in the Irvine, California area.

It is agreed that STATE shall not be liable for the payment of any premiums or assessments on the insurance coverage required by this paragraph. The certificate of insurance shall provide that the insurer will not cancel the insured’s coverage without ten (10) business days’ prior written notice to STATE. Sublessee agrees that the insurance herein provided for shall be in effect at all times during the term of the Sublease. In the event said insurance coverage expires at any time or times during the Term of this Sublease, Sublessee agrees to provide STATE at least ten (10) days’ prior notice to said expiration date, a new certificate of insurance evidencing insurance coverage as provided for herein for not less than one (1) year. In the event Sublessee fails to keep in effect at all times insurance coverage as herein provided, STATE may, in addition to any other remedies it may have, following written notice from STATE to Sublessee, and Sublessee’s failure to obtain such insurance within ten (10) business days following receipt of such notice, terminate this Sublease upon the occurrence of such event.

LOSSES	15. STATE will not be responsible for losses or damage to personal property, equipment or materials of Sublessee, except to the extent resulting from the sole negligence of STATE or STATE’s employees.

TAXES AND ASSESSMENTS

16. Sublessee agrees to pay all lawful taxes, assessments, or charges, which at any time may be levied upon any interest in this agreement. It is understood that this Sublease may create a possessory interest subject to property taxation and Sublessee may be subject to the payment of property taxes levied on such leasehold interest.

NON DISCRIMINATION

17. In the performance of this Sublease, the Sublessee shall not discriminate, harass, or allow harassment against any employee or applicant for employment because of race, religious creed, color, national origin, ancestry, physical disability (including HIV and AIDS), mental disability, medical condition, age (over 40), marital status, sex, sexual orientation, or use of family care leave. Sublessee shall insure that the evaluation and treatment of its employees and applicants for employment are free from such discrimination and harassment.

Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

Sublessee shall comply with the provisions of the Fair Employment and Housing Act (Government Code Section 12990 (a-f) et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990 (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations, are incorporated into this Sublease by reference and made a part hereof as if set forth in full. Sublessee shall give written notice of its obligations under this clause to any labor organizations with which they have a collective bargaining or other agreement. Further, Sublessee shall post, in conspicuous places available to employees and applicants for employment, notices to be provided by the STATE setting forth the provisions of this Fair Employment Practices Section (Government Code, Section 12920-12994).

REMEDIES FOR WILLFUL VIOLATIONS:

a). The STATE may determine a willful violation of the Fair Employment Practices provision to have occurred upon the receipt of a final judgment having that effect from a court in an action to which Sublessee was a party, or upon receipt of a written notice from the Fair Employment Practices Commission that it has investigated and determined that the Sublessee has violated the Fair Employment Practices Act and has issued an order pursuant to the appropriate provisions of the Government Code.

b) In the event that the STATE determines, following due process, that such a willful violation by Sublessee has occurred, the STATE shall have the right to terminate this lease agreement and any loss or damage sustained by the STATE by reason thereof shall be borne and paid for by the Sublessee.

DEBT LIABILITY DISCLAIMER	18. The STATE will not be liable for any debts or claims that arise from operation of this Sublease by Sublessee.

PARTNERSHIP DISCLAIMER

19. Sublessee and any and all agents of Sublessee shall act in an independent capacity and not as officers or employees of the STATE. Nothing herein contained shall be construed as constructing the parties herein as partners.

SUBLETTING

20. Sublessee shall not assign this Sublease and shall not sublet the Subleased Premises or any part thereof and will not permit the use of the Subleased Premises by anyone other than the Sublessee. Notwithstanding any provision in this Sublease to the contrary, Sublessee shall have the right to assign this Sublease or sublet all or a portion of the Subleased Premises without the STATE’s consent to any corporation or business entity which controls, is controlled by, or is under common control with Sublessee, or to a corporation or other business entity resulting from a merger or consolidation with Sublessee, or to any person or entity which acquires substantially all of Sublessee’s business assets in the state where the Subleased Premises are located as a going concern (each, an “Affiliate”); provided, however, that such Affiliate has sufficient wherewithal, in the reasonable estimation of the STATE, to fulfill the remaining obligations under this Sublease, if an assignment, or under the applicable sublease, if a sublease. In the event of an assignment or sublease to an Affiliate, Sublessee shall provide prior written notice to the STATE, and along with such notice, Sublessee shall also provide the STATE with financial information regarding the Affiliate that is reasonably sufficient to show that such Affiliate possesses the wherewithal described in the immediately preceding sentence.

CONDITION OF PREMISES

21. Sublessee accepts the Subleased Premises as being in good repair and tenantable condition, unless otherwise specified herein, and agrees that on the last day of the term, or the earlier termination of this sublease, to surrender to STATE the Subleased Premises, with any appurtenances or improvements therein, in as good order and condition as when received, except for reasonable use and wear thereof and damage by earthquake, fire, public calamity, the elements, acts of God, or circumstances over which Sublessee has no control or for which STATE is responsible pursuant to this Sublessee or Master Lessor is responsible pursuant to the Master Lease. Sublessee shall have no duty to remove any improvements or fixtures placed by it on the Subleased Premises or to restore any portion of the Subleased Premises altered by it, save and except in the event Sublessee elects to remove any such improvements or fixtures and such removal causes damages or injury to the Subleased Premises, and then only to the extent of any such damage or injury.

COMPLIANCE WITH LAWS

22. Sublessee shall at its sole cost and expense comply with all the requirements of all Municipal, County, State, and Federal authorities now in force or which may hereafter be in force pertaining to the Subleased Premises and use of the Subleased Premises as provided by this Sublease, except that Sublessee shall have no obligation to make or perform any capital improvements that are not also required to be performed by the STATE under the terms of the Master Lease.

Sublessee shall not make any physical change to the improvements at the Subleased Premises which violates the California Environmental Quality Act (CEQA).

CONSTRUCTION, ALTERATIONS AND REPAIRS

23. No alterations to the premises or construction of improvements thereon shall be permitted to begin until STATE has approved the completed plans and specifications for said project. Said plans are to be prepared by an architect registered by the State of California. The State may retain qualified consultants to assist it in the review of such plans and specifications, and Sublessee shall promptly reimburse the STATE for the reasonable cost of such consultants. Once Sublessee has provided STATE said plans and specifications, STATE shall have a thirty (30) day minimum review period before granting Sublessee approval or disapproval of the project in writing. Sublessee shall comply with all applicable governmental laws or regulations in the construction of any alterations or improvements to the Subleased Premises. To the extent, if any, that it is required by the terms of the Master Lease, Sublessee shall be responsible for any required removal of its alterations and improvements and any related restoration of the Subleased Premises.

Request for alterations, additions or improvements shall not be unreasonably denied. Sublessee shall, at the time of the request, specify if it desires to retain ownership and/or possession of the alteration, addition, or improvement.

Notwithstanding the foregoing, without securing the STATE’s prior written consent, Sublessee shall be permitted to hang pictures and shelving and perform other similar minor decorating activities and to perform non-structural alterations not exceeding an aggregate of $50,000 during any calendar year, provided that Sublessee complies with all pertinent building code, fire, safety and other such governmental regulations and that Sublessee does not take any action which could interfere with the structural, mechanical, electrical, maintenance, HVAC or plumbing systems of the Building.

DISPOSITION OF IMPROVEMENTS

24. Upon termination of this Sublease for any cause, Sublessee shall remove any and all equipment of Sublessee, and shall also remove any improvements of Sublessee for which the STATE provided written notice to Sublessee, concurrently with STATE’s approval of such improvements, stating that removal of such improvements shall be required upon termination of this Sublease, and Sublessee shall repair the Subleased Premises as may be needed as a result of such removal. However, the STATE may approve, in writing, any deviation from this requirement.

MUTUAL CONSENT	25. Notwithstanding any provision contained herein to the contrary, this Sublease may be altered, changed, or amended by mutual consent of the parties hereto in writing.

DEFAULT

26. Sublessee shall pay said rent to the STATE without deduction, default or delay as per Paragraph 4 of said Sublease. In the event of the failure of Sublessee to do so, or in the event of a breach of any of the other terms, covenants or conditions herein contained on the part of Sublessee to be kept and performed, and if such failure or default continues for a period of thirty (30) days after receipt of written notice from STATE to Sublessee of such failure or default, this Sublease may be terminated. In the event of termination of this Sublease, it shall be lawful for STATE to reenter into and upon the Subleased Premises and every part thereof and to remove and store at Sublessee’s expense all property therefrom and to repossess and occupy the Subleased Premises. In the event the STATE terminates this Sublease pursuant to this paragraph, the STATE shall not be required to pay Sublessee any monetary sum or sums whatsoever, and STATE shall be entitled to recover from Sublessee an amount equal to the value of the monthly rental under this Sublease that was abated pursuant to the terms of Section 5 above.

FIRE AND CASUALTY DAMAGES

27. STATE will not keep improvements which are constructed or installed by Sublessee under the provisions of this Sublease insured against fire or casualty, except that this is not intended to change Master Lessor’s obligations under the Master Lease. Sublessee will make no claim of any nature against STATE by reason of any damage to the business or property of Sublessee in the event of damage or destruction by fire or other cause, arising other than from or out of negligence or willful misconduct of agents or employees of the State of California in the course of their employment.

CANCELLATION

28. Notwithstanding any other provisions contained herein, any breach of the terms or conditions of this Sublease by Sublessee that continues for a period of thirty (30) days after written notice of such breach is given by the STATE to Sublessee shall be grounds for immediate cancellation of the Sublease and removal of the Sublessee.

NOTICES	29. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth below, or sent by electronic facsimile to the telefacsimile numbers set forth below. All such notices or other communications shall be deemed received upon the earlier of (i) if personally delivered or sent by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed as provided above, on the date of receipt or rejection, or (iii) if given by electronic facsimile, when received by the other party if received Monday through Friday between 6:00 a.m. and 5:00 p.m. Pacific Standard Time. so long as such day is not a state or federal holiday and otherwise on the next day provided that if the next day is Saturday, Sunday, or a state or federal holiday, such notice shall be effective on the following business day.

To the Sublessee:

New Century Financial Corporation

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

Attention: Corporate Services

with a copy to:

New Century Financial Corporation

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

Attention: Legal Department

To the STATE:

If Using U.S.Postal Service;

Department of General Services

Real Estate Services Division

Real Estate Leasing & Management

707 Third Street, Fifth Floor

West Sacramento, CA 95605

Telephone:     (916) 375-4172

Telefacsimile: (916) 375-4173

and to

Diane Mariana, Chief

Office of Statewide Facilities Planning and Operations

Department of Transportation

700 N. 10th Street, Suite 102D

Sacramento, CA 95814

Telephone:     (916) 324-9601

Telefacsimile: (916) 324-9628

If Using Express Mail Service;

Department of General Services

Real Estate Services Division

Real Estate Leasing & Management

707 Third Street, Fifth Floor

West Sacramento, CA 95605

Telephone:     (916) 375-4172

Telefacsimile: (916) 375-4173

and to

Diane Mariana, Chief

Office of Statewide Facilities Planning and Operations

Department of Transportation

700 N. 10th Street, Suite 102D

Sacramento, CA 95814

Telephone:     (916) 324-9601

Telefacsimile: (916) 324-9628

Notice of change of address or telefacsimile number shall be given by written notice in the manner described in this section. Sublessee is obligated to notice all State offices listed above and the failure to provide notice to all State offices will be deemed to constitute a lack of notice.

The address to which notices shall be mailed as aforesaid to either party may be changed by written notice given by subject party to the others, as hereinbefore provided; but nothing herein contained shall preclude the giving of any such notice by personal service.

STATE’S RIGHT OF ENTRY

30. During continuance in force of this Sublease, there shall be and is hereby expressly reserved to STATE and to any of its agencies, contractors, agents, employees, representatives, or licensees, the right at any and all reasonable times, and any and all places to temporarily enter upon said Subleased Premises for inspection or other lawful STATE purposes, provided Sublessee is given prior notice of entry and STATE uses its best efforts to avoid any interference with the operation of Sublessee’s business in the Subleased Premises. In the event of an emergency, prior notice is not required.

NO SMOKING

31. Smoking is not allowed in or upon the Subleased Premises. Sublessee will enforce the smoking prohibition inside the building and within twenty (20) feet of any entrance regarding Sublessee’s employees and invitees.

PROPERTY INSPECTION

32. Sublessee has visited and inspected the Subleased Premises and it is agreed that the area described herein is only approximate and the STATE does not hereby warrant or guarantee the actual area included hereunder.

BINDING CLAUSE

33. The terms and provisions of this Sublease shall extend to and be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties hereon.

SECTION HEADINGS	34. All section headings contained herein are for convenience of reference only, and are not intended to define or limit the scope of any provisions of this sublease.

RELOCATION

35. In the event STATE terminates this Sublease pursuant to the terms of this Sublease, Sublessee acknowledges and agrees that it has no claim against STATE for relocation payments, relocation advisory assistance, or costs pursuant to government code sections 7260 et seq. or any regulations implementing or interpreting such sections. Sublessee further agrees that it has no claim in either law or equity against STATE for damages or other relief should the Sublease be terminated pursuant to the terms of this Sublease, and waives any such claims it may have.

HAZARDOUS SUBSTANCES

36. Sublessee agrees that it will comply with all laws, either federal, state, or local, existing during the term of this sublease pertaining to the use, storage, transportation, and disposal of any hazardous substance as that term is defined in such applicable law. In the event STATE or any of its affiliates, successors, principals, employees, or agents should incur any liability, cost, or expense, including attorneys’ fees and costs, as a result of Sublessee’s illegal use, storage, transportation, or disposal of any hazardous substance, including any petroleum derivative, Sublessee shall indemnify, defend, and hold harmless any of these individuals against such liability. Where Sublessee is found to be in breach of this provision due to the issuance of a government order directing Sublessee to cease and desist any illegal action in connection with a hazardous substance, or to remediate a contaminated condition caused by Sublessee or any person acting under Sublessee’s direct control and authority, Sublessee shall be responsible for all costs and expenses of complying with such order, including any and all expenses imposed on or incurred by STATE in connection with or in response to such government order. In the event a government order is issued naming Sublessee or Sublessee incurs any liability, during or after the term of the sublease, in connection with contamination which pre-existed this Sublease, Sublessee’s obligations and occupancy under this sublease or which were not caused by the Sublessee, STATE shall hold harmless, indemnify, and defend Sublessee in connection therewith and shall be solely responsible as between Sublessee and STATE for all efforts and expenses therefor.

LIENS

37. Sublessee shall keep the Subleased Premises free from all liens and claims of mechanics, material suppliers, and others from work done and material furnished at the request of Sublessee. Should any lien or claim of lien be filed or notice be given, Sublessee shall cause the same to be immediately canceled and removed, and if so removed, Sublessee shall not be in default under the terms of this Sublease.

AUTHORITY

38. Each individual executing this Sublease on behalf of Sublessee represents and warrants that he/she is duly authorized to execute and deliver this Sublease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Sublease is binding upon said corporation in accordance with its terms.

NO ORAL AGREEMENTS

39. It is mutually understood and agreed that no alterations or variations of the terms of this sublease shall be valid unless made in writing and signed by the parties hereto, and that no oral understanding or agreement not incorporated herein, shall be binding on any of the parties hereto.

TIME IS OF THE ESSENCE	40. Time is of the essence of each and all of the provisions, covenants and conditions of this agreement.

PROVISIONS REGARDING SUBLEASE

41. The Sublease and all the rights of parties hereunder are subject and subordinate to the Master Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease. In furtherance of the foregoing, the parties hereby confirm and agree, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease, during the Sublease Term. Accordingly, in order to afford to Sublessee the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Subleased Premises, and in order to protect STATE against a default by Sublessee which might cause a default or event of default by STATE under the Master Lease, during the Sublease Term:

A. Provided Sublessee shall timely pay all rent when and as due under this Sublease, STATE shall pay, when and as due, all base rent, additional rent and other charges payable by STATE to Master Lessor under the Master Lease, unless STATE is prevented from doing so under California law, regulation or binding and mandatory policy. In the event STATE is prevented by California law from paying the rent and other amounts due under the Master Lease, Sublessee shall be entitled to pay the monthly rent due under this Sublease directly to Master Lessor in full satisfaction of its obligation to pay such amounts hereunder.

B. Except as otherwise expressly provided herein, Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises. Notwithstanding the foregoing, Sublessee shall not be responsible for any affirmative covenants not reasonably anticipated to be performed by Sublessee because they relate to the period prior to the commencement of the Term of this Sublease, nor shall Sublessee be responsible for affirmative covenants not reasonably anticipated to be performed by Sublessee because they relate to other than the Subleased Premises.

C. STATE shall not agree to an amendment to the Master Lease which might have an adverse effect on Sublessee’s occupancy of the Subleased Premises, increase Sublessee’s costs under the Sublease or have an adverse effect on the use of the Subleased Premises for their intended purpose.

D. STATE hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by Master Lessor under the Master Lease. In addition, if STATE is entitled under the Master Lease to a rent abatement as a result of a failure to furnish or delay in furnishing any service or for diminution in the quality or quantity of any service, then Sublessee shall be entitled to a share of such rental abatement based upon how the portion of the Subleased Premises to which the failure, delay or diminution applies compares with the entire premises leased by STATE under the Master Lease to which the failure, delay or diminution applies. Notwithstanding the foregoing, in the event of any default or failure of performance by Master Lessor, STATE agrees that it will, upon notice from Sublessee, make demand upon Master Lessor to perform its obligations under the Master Lease.

ADDITIONAL SERVICES

42. STATE shall cooperate with Sublessee to cause Master Lessor to provide services required by Sublessee in addition to those otherwise required to be provided by Master Lessor under the Master Lease. Sublessee shall pay Master Lessor’s charge for such services promptly after having been billed therefor by Master Lessor or by STATE. If at any time a charge for such additional services is attributable to the use of such services both by STATE and by Sublessee, the cost thereof shall be equitably divided between STATE and Sublessee.

ESTOPPEL CERTIFICATE	43. Concurrently with the execution of this Sublease, STATE shall deliver to Sublessee a completed and executed estoppel certificate concerning the Subleased Premises, in STATE’s standard form.

PARKING

44. STATE acknowledges that availability of parking for the Building is necessary in order for Sublessee to operate its business on the Subleased Premises. Accordingly, STATE shall make available to Sublessee on a non-exclusive basis with the other tenants of the Building, at a monthly cost equal to the amount being paid by STATE for such spaces pursuant to the terms of the Master Lease, for the Term of this Sublease and all extensions thereof, up to 155 parking spaces.

CONSENT BY MASTER LESSOR	45. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY MASTER LESSOR WITHIN THIRTY (30) DAYS AFTER EXECUTION HEREOF.

PUBLICITY	46. STATE and Sublessee shall use commercially reasonable efforts not to publicize this Sublease or the terms thereof.

BROKERS

47. CB Richard Ellis represents both the STATE and Sublessee in this transaction. The STATE and Sublessee hereby confirm that they were timely advised of such dual representation, that they consent to same, and that they do not expect said broker to disclose to either of them confidential information of the other party. STATE agrees to pay CB Richard Ellis, Inc. a real estate brokerage commission in the amount of $249,393.08, which shall be the only commission or fee due CB Richard Ellis in connection with this Sublease. Said commission is to be paid by STATE one-half upon Sublease execution and one-half upon occupancy. Should STATE fail to pay said commission when due and owing, STATE agrees that Sublessee shall have the right, but not the obligation, to pay said commission and deduct said moneys from any rental sums due STATE.

IN WITNESS WHEREOF, this Sublease has been executed by the parties hereto as of the date indicated below:

STATE OF CALIFORNIA		SUBLESSEE:

APPROVAL RECOMMENDED:		NEW CENTURY FINANCIAL CORPORATION,
DEPARTMENT OF GENERAL SERVICES		a Maryland corporation
REAL ESTATE SERVICES DIVISION

By:	/s/ Danielle Hand	By:	/s/ Rodney Colombi
	DANIELLE HAND	Title:	Senior Vice President – Corporate Development
	Real Estate Officer	Date:	July 19, 2005

Date: July 19, 2005

APPROVED:

DIRECTOR OF DEPARTMENT OF GENERAL SERVICES

By:	/s/ Sheral Gates
SHERAL GATES, Assistant Chief

Executed Date: July 19, 2005